Exhibit 99.1

Tellurian Board of Directors names Daniel Belhumeur as President,

Meredith Mouer as General Counsel and Chief Compliance Officer

HOUSTON, Texas – (BUSINESS WIRE) December 11, 2023 -- Tellurian Inc. (Tellurian or the Company) (NYSE American: TELL) announced today that following the appointment of Martin J. Houston as Chairman of the Board, the Board of Directors has named former General Counsel Daniel Belhumeur as President of Tellurian, and former Deputy General Counsel Meredith Mouer as General Counsel and Chief Compliance Officer of Tellurian.

Chief Executive Officer Octávio Simões said, “This is an important moment for Tellurian as we navigate several key initiatives. We are focused on unlocking shareholder value via execution of potential development and commercial partners at Driftwood LNG, while also evaluating options to refinance our existing debt, streamline costs and improve our balance sheet. These management changes ensure alignment and continuity. I look forward to working with Daniel as he oversees key functions while I prioritize bringing Driftwood LNG, now with growing commercial momentum, to final investment decision.”

“We have the leadership team in place to execute our strategic priorities, and together we will move the business forward,” added Mr. Belhumeur.

Chairman Martin Houston commented, “The Board and I are confident in Tellurian’s ongoing leadership and would like to thank Charif Souki for his leadership and contributions to Tellurian. He holds a special place in the industry and the founding of U.S. LNG.”

Mr. Houston co-founded Tellurian in 2016 and has served as Vice Chairman of the Board since the Company’s inception. With over 40 years of experience in the energy industry, he has held leadership, board, or advisory positions at various companies, including BG Group plc, Severn Trent plc, EnQuest plc, Energean plc, TPH International, Moelis, Hakluyt, BUPA, Bupa Arabia, and CC Energy.

Mr. Belhumeur has served as the General Counsel of Tellurian since February 2017 and as Chief Compliance Officer since March 2017. Prior to joining Tellurian, he served as Vice President, Tax and General Tax Counsel, Tax Director and Domestic Tax Counsel at Cheniere Energy, Inc.

Ms. Mouer has served as Deputy General Counsel since February 2017, and was formerly a partner at Andrews Kurth LLP.

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100   |  Houston, TX 77002   |  TEL + 1 832 962 4000   |  www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project, financing activities, cost management measures, commercial and development activities, balance sheet improvement, management matters, progress toward a final investment decision and strategic matters. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2022, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 22, 2023, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact

Media:	Investors:

Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100   |  Houston, TX 77002   |  TEL + 1 832 962 4000   |  www.tellurianinc.com